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                       SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT


THIS SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective the 6th day of January, 1997, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company") and DAVID B. POMEROY, II (the "Executive").

WHEREAS, on the 12th day of March, 1992, Company and Executive executed an Employment Agreement ("Agreement") that became effective on the date of the closing of the initial public offering of the Company (April 10, 1992); and

WHEREAS, Company and Executive entered into an Amendment to Employment Agreement effective July 6, 1993; and

WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective October 14, 1993;

WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 1995;

WHEREAS, Company and Executive entered into a Fourth Amendment to Employment Agreement effective for the fiscal year ending January 5, 1996;

WHEREAS, Company and Executive entered into a Fifth Amendment to Employment Agreement effective January 6, 1996; and

WHEREAS, Company and Executive desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and Executive regarding compensation payable to Executive for the 1997 fiscal year and thereafter.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:

1.  Section 5(a)(iii) shall be amended as follows:

    (iii) During the Company's 1997 fiscal year, Executive shall be paid at the annual rate of Three Hundred Ninety Five Thousand ($395,000.00) Dollars. This rate shall continue for each subsequent year of the Agreement unless modified by the Compensation Committee as provided in Section 5(a)(iv).

2. Section 5(b)(i) is amended commencing with the 1997 fiscal year and for each year thereafter as follows:

    (i) Executive shall be entitled to a bonus for the 1997 fiscal year not to exceed the applicable percentage set forth below of the income from operations (as


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           defined) of the Company for such year in excess of the applicable target amount:

           (A) 6% of income from operations of Company in excess of $3,000,000 but less than or equal to $10,000,000 - $420,000.00 maximum; plus

           (B)   (1)    In the event that income from operations of Company in
                        fiscal year 1997 increases by at least twenty-five percent (25%) but less than thirty percent (30%) from the income from operations of the Company for fiscal year 1996, as determined by its audited financial statements, Employee shall be entitled to a bonus of $200,000.00; or

                 (2) In the event that income from operations of Company in fiscal year 1997 increases by thirty percent (30%) or more from the income from operations of the Company for fiscal year 1996, as determined by its audited financial statements, Employee shall be entitled to a bonus of $300,000.00.

           For each succeeding year of this Agreement, the operating income of the Company for the fiscal year just concluded shall be used as the threshold for determining any bonus due in any subsequent year of this Agreement under Sections (5)(b)(i)(B).

    In the event that Company would pay Executive any discretionary bonus amount pursuant to the provisions of Section 5(b)(ii) and/or Section 5(c), fifty percent (50%) of such amount would be payable to Executive as a bonus and the remaining fifty percent (50%) of the applicable dollar amount will constitute incentive deferred compensation which shall be payable to Executive according to terms of the Incentive Compensation Agreement and Trust Agreement.

3.  Section 5(d) is deleted in its entirety and in lieu thereof, the following
    Section 5(d) shall be inserted:

    (d) During the term of this Agreement, Company shall provide an expense allowance of $1,750.00 per month to Executive to reimburse Executive for expenses incurred incident to the business use of his home and second home phones, faxes, computers, etc. Executive shall provide Company with verification of said expenditures at its request. In addition, during the term of Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement of all other reasonable and customary travel and entertainment expenses incurred by the Executive in fulfilling the Executive's duties and responsibilities hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of Company and car telephone service


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           expenses, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

4.  Section 5(f) is deleted in its entirety and in lieu thereof, the following
    Section 5(f) shall be inserted:

    (f) The Executive shall be entitled to paid vacation in each calendar year during the term of this Agreement in all events in an amount of not less than ten (10) weeks per calendar year.

5.  Section 5(h) is deleted in its entirety and in lieu thereof, the following
    Section 5(h) shall be inserted:

    (h) Commencing in the year 1997 and during the term of this Agreement thereafter, Company shall pay all premiums for a term life insurance policy on the life of Executive, provided he is insurable at standard rates, in the amount of $3,000,000.00. The Trustee of an irrevocable trust established by the Executive shall be the owner of said policy and shall have the right to designate the beneficiary thereof. In addition, Company agrees to enter into a split dollar agreement with Executive and the Trustee of his irrevocable trust whereunder Company shall pay all premiums on a whole life policy on the life of Executive in the amount of $1,000,000.00 less the reportable economic benefit, provided he is insurable at standard rates. Executive agrees to take any and all physicals that are necessary incident to the issuance and/or renewal of said policies. If the Executive is uninsurable and a policy for $3,000,000.00 of term insurance cannot be obtained hereunder at standard rates, Company shall pay the Executive an amount equal to the cost of the standard insurance coverage contemplated hereunder or provide Executive with a lesser amount of term insurance predicated on the projected cost of the contemplated term insurance at standard rates (if the Executive is insurable.)

6. Section 7(c)(ii)(D) is deleted in its entirety and in lieu thereof, the following Section 7(c)(ii)(D) shall be inserted:

    (D) For purposes of this Employment Agreement, a "Change in Control" shall occur upon any of the following: (a) if any individual or group (as such term is used in Rule 13d-5 promulgated under the Securities Act of 1934, as amended) acquires 30% or more of the combined voting power of the Company's outstanding securities of persons other than the holders of the combined voting power of the Company's outstanding shares on January 6, 1997; (b) if continuing directors (defined as directors of the Company as of January 6, 1997 (including Kenneth Waters if he is hereinafter nominated as a director of Company) and any successor to any director who was nominated by a majority of the directors in office at the time of his nomination


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           or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than ten percent of the combined voting power of the Company's outstanding securities other than Executive or his affiliates) cease to constitute at least a majority of the board of directors; or (c) if the board of directors approves the sale of all or substantially all of the Company's assets, or any merger, consolidation or similar business combination or reorganization of the Company.

7. Section 19 shall be amended by adding at the end of the Agreement the following language:

    19. Executive shall be awarded effective January 6, 1997 an option to acquire Twenty-Five Thousand (25,000) shares of the common stock of Company at the fair market value of such shares on January 3, 1997 (the first business day prior to January 5, 1997). Such shares shall be awarded to Executive by Company pursuant to the terms of an Award Agreement which is attached hereto and incorporated herein by reference as Exhibit C.

8. The Agreement shall be amended by adding at the end of the Agreement the following new Section 20:

    20. Company shall provide Executive with piggy-back and demand registration rights in the event of a Change in Control as defined under the terms of this Agreement. A copy of such Registration Rights Agreement is attached hereto and incorporated herein by reference as Exhibit D.

Except as modified above, the terms of the Employment Agreement, as amended, are hereby affirmed and ratified by the parties.

IN WITNESS WHEREOF, this Sixth Amendment to Employment Agreement has been executed as of the day and year first above written.

WITNESSES:                        POMEROY COMPUTER RESOURCES, INC.

/s/ Elizabeth A. Horowitz
-------------------------


/s/ Margaret Kippley                By:  /s/ Edwin S. Weinstein
-------------------------              ----------------------------------
                                       Edwin S. Weinstein, Vice President
/s/ Colleen Plaut                      of Finance
-------------------------


/s/ Margaret Kippley                /s/ David B. Pomeroy
-------------------------           -------------------------------------
                                    DAVID B. POMEROY, II, Executive


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